EXHIBIT 10.6

NON-RECOURSE CARVEOUT GUARANTY
THIS NON-RECOURSE CARVEOUT GUARANTY (this “Guaranty”) is executed as of December 2, 2016 by BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns, collectively, “Guarantor”), for the benefit of H/2 FINANCIAL FUNDING I LLC, a Delaware limited liability company (together with its successors and assigns, and such co-lenders as may exist from time to time, collectively, “Lender”).
W I T N E S S E T H
WHEREAS, Lender has agreed to make a loan (the “Loan”) to MAGUIRE PROPERTIES–355 S. GRAND, LLC, a Delaware limited liability company (“Borrower”), in the maximum principal amount of up to $270,000,000.00 (the “Loan Amount”), pursuant to that certain Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement);
WHEREAS, to evidence the Loan, Borrower has executed and delivered to Lender one or more promissory notes, in the maximum principal amount of the Loan Amount (as the same may be amended, restated, componentized, supplemented, modified, assigned in whole or in part, replaced and/or divided into multiple notes from time to time, the “Note” or “Notes”, as applicable), and Borrower has or will become indebted, and may from time to time become further indebted, to Lender with respect to the Loan;
WHEREAS, Lender requires as a condition to making the Loan that Guarantor agrees to unconditionally guaranty for the benefit of Lender and its successors and assigns, the full and timely payment and performance of the Guaranteed Obligations (as hereinafter defined);
WHEREAS, Guarantor directly and/or indirectly owns an interest in Borrower and will derive substantial economic benefit from the making of the Loan by Lender to Borrower; and
WHEREAS, Guarantor has agreed to execute and deliver this Guaranty in order to induce Lender to make the Loan.
NOW, THEREFORE, to induce Lender to make the Loan to Borrower and in consideration for the substantial benefit Guarantor will derive from the making of the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY
1.1    Guaranty of Obligations. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.
1.2    Definitions of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.19(b) of the Loan Agreement.
1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and performance and not a guaranty of collection. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the personal recourse obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and, if Guarantor is a natural person, after Guarantor’s death, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs. It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that so long as any portion of the Indebtedness shall be outstanding, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (including the fact that at any time or from time to time the Indebtedness or the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or any part of the Note.
1.4    Joint and Several Liability. Notwithstanding anything to the contrary, if Guarantor is comprised of more than one Person, the obligations and liabilities of each such Person under this Guaranty shall be joint and several.
1.5    Guaranteed Obligations Not Reduced by Set-Off. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature that Borrower, Guarantor or any other Person has or may hereafter have against Lender or against payment of the Indebtedness or the Guaranteed Obligations, whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.
1.6    No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for Lender (and Guarantor hereby waives any rights that Guarantor may have to require Lender)

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to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to (i) institute suit or otherwise enforce Lender’s rights, or exhaust its remedies, against Borrower or any other Person liable on all or any part of the Indebtedness or the Guaranteed Obligations, or against any other Person, (ii) enforce Lender’s rights, or exhaust any remedies available to Lender, against any collateral that shall ever have been given to secure all or any part of the Indebtedness or the Guaranteed Obligations, (iii) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Indebtedness or the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.7    Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due thereon to Lender. Amounts not paid when due hereunder shall accrue interest at the Default Rate, unless such amounts already include interest at the Default Rate pursuant to the terms of the other Loan Documents. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations and may be made from time to time with respect to the same or different Guaranteed Obligations.
1.8    Application of Payments. If, at any time, there is any Indebtedness or obligations of Borrower to Lender that is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or obligations guaranteed by Guarantor.
1.9    Waivers.
(a)    Guarantor hereby assents to all of the terms and agreements heretofore or hereafter made by Borrower with Lender (including the provisions of the Loan Documents) and hereby waives diligence, presentment, protest, demand on Borrower for payment or otherwise, filing of claims, requirement of a prior proceeding against Borrower and all notices (other than notices expressly provided for hereunder or required to be delivered under applicable law), including notice of:
(i)    the acceptance of this Guaranty;
(ii)    the present existence or future incurring of all or any part of the Indebtedness, or any future change to the time, manner or place of payment of, or in any other term of all or any part of the Indebtedness or the Guaranteed Obligations;
(iii)    any amendment, modification, replacement or extension of any of the Loan Documents;

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(iv)    the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other documents arising under the Loan Documents or in connection with the Property;
(v)    Lender’s transfer, participation, componentization or other disposition of all or any part of the Loan or this Guaranty, or an interest therein;
(vi)    the sale or foreclosure (or posting or advertising for sale or foreclosure), or assignment-in-lieu of foreclosure, of any collateral for the Guaranteed Obligations;
(vii)    any protest, proof of non-payment or default by Borrower, or the occurrence of a breach or an Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Indebtedness or the Guaranteed Obligations;
(viii)     the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Indebtedness or the Guaranteed Obligations, or any part thereof;
(ix)    any defense based upon an election of remedies by Lender including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both (including, if applicable, California Code of Civil Procedure (the “CCP”) Sections 580a, 580b, 580d and 726);
(x)    any other action at any time taken or omitted to be taken by Lender generally and any and all demands and notices of every kind in connection with this Guaranty, the other Loan Documents and any other documents or agreements evidencing, securing or relating to the Indebtedness or the Guaranteed Obligations, or any part thereof.
Without limiting the generality of any of the waivers contained in this Guaranty, Guarantor also waives (A) any defense based upon Lender’s election to waive its lien as to all or any security for the Loan pursuant to CCP Section 726.5 or otherwise, and (B) any and all benefits which might otherwise be available to Guarantor under California Civil Code (“Civil Code”) Sections 2787 to 2855, inclusive, 2899 and 3433.
(b)    Guarantor hereby waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby further waives any and all rights it may now or hereafter have to,

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and covenants and agrees that it shall not, set up or claim any defense, counterclaim, cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Lender hereunder, except for the defense of the actual payment and/or performance of the Guaranteed Obligations hereunder.
(c)    In addition to all the other waivers agreed to and made by Guarantor as set forth in this Guaranty, and pursuant to the provisions of Section 2856 of the Civil Code, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE BORROWER’S DEBT IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:
(i)    Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.
(ii)    If Lender forecloses on any real property collateral pledged by Borrower:
(A)    The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and
(B)    LENDER MAY COLLECT FROM GUARANTOR EVEN IF THE HOLDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM BORROWER.
This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the CCP. Guarantor further hereby waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the CCP.
(d)    Guarantor specifically acknowledges and agrees that the waivers made by it in this Section and in the other provisions of this Guaranty are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, Lender would not make the Loan to Borrower.
1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, until such time as the Loan is repaid in full and all of the Guaranteed Obligations are satisfied, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the

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Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
1.11    Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time all or any part of any payment at any time received by Lender from, or on behalf of, Borrower or Guarantor under or with respect to this Guaranty is held to constitute a Preferential Payment (as defined in Section 4.4), or if Lender is required to rescind, restore or return all or part of any such payment or pay the amount thereof to another Person for any reason (including the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment rescinded, restored or returned, be deemed to have continued in existence notwithstanding such previous receipt by Lender, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to Lender had never been made.
1.12    Suretyship Waivers. Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Note, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty. By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes any such defense, and agrees that Guarantor will be fully liable under this Guaranty, even though Lender may foreclose judicially or nonjudicially against any real property security for the Note; (ii) agrees that Guarantor will not assert any such defense in any action or proceeding that Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: (A) CCP Sections 580a (which if Guarantor had not given this waiver, may otherwise limit Guarantor’s liability after any nonjudicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or interests sold at such nonjudicial foreclosure sale rather than the actual proceeds of such sale), 580b and 580d (which if Guarantor had not given this waiver, may otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after any nonjudicial foreclosure sale, respectively), or 726 (which, if Guarantor had not given this waiver, among other things, may otherwise require Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency); or (B) Civil Code Section 2848; and (iv) acknowledges and agrees that Lender is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that Lender is receiving for making the Loan.
1.13    Limitations on Liability. Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this Guaranty to the extent that (i) the liability was caused by actions, conditions or events that first occurred or arose at any time from and after the date that either (x) a sale pursuant to a foreclosure (either judicially or non-judicially) of the Mortgage or a conveyance of the Property in lieu of foreclosure of the

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Mortgage or (y) if Lender elects to bifurcate the Loan into one or more mezzanine loans that are secured by a pledge of the direct or indirect ownership interest in Borrower pursuant to the terms of the Loan Agreement, (1) a foreclosure sale for the collateral given as security for such mezzanine loan or (2) a conveyance of such collateral in lieu thereof and, in the case of clause (2) only, so long as, on such date, Lender shall have received a non-recourse carveout guaranty in the same form as this Guaranty (a “Replacement Guaranty”) pursuant to which an Approved Replacement Guarantor agrees to be liable under such Replacement Guaranty from and after such date, and (ii) the events, actions, or conditions which caused such liability of Borrower were not caused by the actions of Guarantor or any Affiliate of Borrower or Guarantor following such foreclosure sale or deed or conveyance in lieu thereof (it being agreed and understood that Guarantor shall remain liable with respect to matters, events or circumstances which first occurred or arose prior to such date even if discovered after such date); provided, however, that Guarantor’s liability hereunder shall be automatically reinstated in the event that the applicable foreclosure sale or deed or conveyance in lieu of thereof is set aside, rescinded or invalidated as a result of any insolvency, bankruptcy, reorganization or other proceeding.
1.14    Guarantor’s Independent Obligations. Guarantor acknowledges that, notwithstanding any other provision of this Guaranty or any of the Loan Documents to the contrary, the obligations of Guarantor under this Guaranty are unlimited personal obligations of Guarantor which are not secured by the Mortgage or any other security instrument, and are wholly independent obligations from Borrower’s obligations under the Loan Documents. Guarantor’s obligations hereunder shall not be affected in any way by modifications, extensions, full performance or defaults under the Loan or any of the Loan Documents, with or without notice to Guarantor hereunder (it being agreed that Guarantor’s obligations shall not be increased nor its rights decreased, except, in each case, to a de minimis extent, without its prior consent). In this regard, Lender’s appraisal of the value of the Property is such that Lender is not willing to accept the consequences under Sections 726, 580a, 580b and 580d of the California Code of Civil Procedure of inclusion of this Guaranty among the obligations secured by the Mortgage. Guarantor acknowledges that Lender is unwilling to accept such consequences and that Lender would not make the Loan but for the personal unsecured liability undertaken by Guarantor.
ARTICLE II
EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS
2.1        Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives any common law, equitable, statutory or other rights (including rights to notice) or defenses that Guarantor might otherwise have as a result of or in connection with any of the following:
(a)    Modifications. Any change in the time, manner or place of payment of all or any part of the Indebtedness or the Guaranteed Obligations, or in any other term thereof, or

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any renewal, extension, increase, alteration, rearrangement, amendment or other modification to any provision of any of the Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other Person pertaining to the Indebtedness or the Guaranteed Obligations.
(b)    Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that Lender might extend, grant or give to Borrower, Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Loan Documents.
(c)    Condition of Borrower or Guarantor. Borrower’s or Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, consolidation, merger arrangement, composition, readjustment or the commencement of any other similar proceedings affecting Borrower or Guarantor or any of the assets of either of them, including (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law or (B) the impairment, limitation or modification of the liability of Borrower, its partners or Guarantor, or of any remedy for the enforcement of Lender’s rights, under this Guaranty or any of the other Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court.
(d)    Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty or of any of the Loan Documents, or of any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations for any reason whatsoever, including the fact that (i) the Indebtedness or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Indebtedness or the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the officers or representatives executing the Loan Documents or any other document or agreement executed in connection with the creating of the Indebtedness or the Guaranteed Obligations, or any part thereof, acted in excess of their authority, (iv) the Indebtedness or the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Borrower or Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) that render the Indebtedness or the Guaranteed Obligations wholly or partially uncollectible, (vi) the creation, performance or repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Indebtedness or the Guaranteed Obligations, or any part thereof, or executed in connection with the Indebtedness or the Guaranteed Obligations, or given to secure the repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Loan Documents or any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.
(e)    Release of Obligors. Any compromise or full or partial release of the liability of Borrower or any other Person now or hereafter liable, whether directly or indirectly,

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jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Loan Documents.
(f)    Release of Collateral; Other Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by Lender (including negligent, willful, unreasonable or unjustifiable impairment) of, or failure to perfect or obtain protection of, any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness or the Guaranteed Obligations; or the taking or accepting of any other security, collateral or guaranty or other assurance of payment for all or any part of the Indebtedness or the Guaranteed Obligations.
(g)    Offset. Any existing or future right of set-off, offset, claim, counterclaim or defense of any kind or nature against Lender or any other Person, which may be available to or asserted by Guarantor or Borrower.
(h)    Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Borrower under any of the Loan Documents or Guarantor under this Guaranty.
(i)    Event of Default. The occurrence of any Event of Default or any potential Event of Default under any of the Loan Documents, whether or not Lender has exercised any of its rights and remedies under the Loan Documents upon the happening of any such Event of Default or potential Event of Default.
(j)    Actions Omitted. The absence of any action to enforce any of Lender’s rights under the Loan Documents or available to Lender at law, equity or otherwise, to recover any judgment against Borrower or to enforce a judgment against Borrower under any of the Loan Documents.
(k)    Other Dealings. The occurrence of any other dealing, transaction, matter or thing between Guarantor and Lender.
(l)    Application of Sums. The application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its sole discretion, subject to, and otherwise in accordance with, the terms of the Loan Agreement and the other Loan Documents.
(m)    Ownership Interest. Any change in or termination of the ownership interest of Guarantor (whether direct or indirect).
(n)    Other Circumstances. Any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and Lender that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise

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or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.
2.2    Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any Indebtedness owed by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees as may heretofore have been or may hereafter be executed and delivered by Guarantor in favor of Lender, whether relating to the obligations of Borrower under the Loan Documents or otherwise, and nothing herein shall ever be deemed to replace or be in-lieu of any other such previous or subsequent guarantees.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
3.1        Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor hereby represents and warrants to Lender that, on the date hereof and during the duration of this Guaranty:
(a)    Due Formation, Authorization and Enforceability. Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty and the transactions contemplated hereunder. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the transactions contemplated hereunder. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    Benefit to Guarantor. Guarantor hereby acknowledges that Lender would not make the Loan but for the personal liability undertaken by Guarantor under this Guaranty. Guarantor (i) is an affiliate of Borrower, (ii) has received, or will receive, direct and/or indirect benefit from the making of the Loan to Borrower and (iii) has received, or will receive, direct and/or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
(c)    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is

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familiar with the value of any and all collateral granted, or intended to be granted, as security for the Indebtedness or the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.
(d)    No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor or to any other Person in order to induce the Guarantor to execute this Guaranty.
(e)    Solvency. Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent.
(f)    No Conflicts. The execution and delivery of this Guaranty by Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) conflict with or violate any Legal Requirements or any governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting Guarantor or any of its assets or property, (ii) conflict with, result in a breach of, or constitute a default (including any circumstance or event that would be a default but for the lack of due notice or lapse of time or both) under any of the terms, conditions or provisions of any of Guarantor’s organizational documents or any agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any Lien on any of Guarantor’s assets or property.
(g)    Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, in each case, which could reasonably be expected to have consequences that would materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty. There are no outstanding or unpaid judgments against Guarantor which could reasonably be expected to materially and adversely affect Guarantor or its business operations or conditions (financial or otherwise).
(h)    Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereunder, other than those that have been obtained by Guarantor.
(i)    Compliance. Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which might have consequences that would materially and adversely affect the condition (financial or otherwise) or business of Guarantor or might have consequences that would materially and adversely affect its performance hereunder.
(j)    Financial Information. All financial data that have been delivered to Lender, by Borrower, Guarantor, or their respective Affiliates, with regard to Guarantor (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Guarantor as of the date of such reports and (iii) have been prepared in accordance with (A)

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GAAP or (B) International Financial Reporting Standards (“IFRS”; GAAP or IFRS, as applicable and consistently applied, an “Acceptable Accounting Method”) throughout the periods covered, except as may be explicitly disclosed therein.
(k)    No Defenses. This Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.
(l)    Tax Filings. Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid, or has made adequate provision for the payment of, all federal, state and local taxes, charges and assessments payable by Guarantor. Guarantor reasonably believes that its tax returns properly reflect the incomes and taxes of Guarantor for the periods covered thereby.
(m)    No Bankruptcy Filing. Guarantor is not and has never been a debtor in any voluntary or involuntary state or federal bankruptcy, insolvency or similar proceeding. Guarantor is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws nor the liquidation of its assets or property and Guarantor does not have any knowledge of any Person contemplating the filing of any such petition against it.
(n)    Intentionally Omitted.
(o)    Embargoed Person. (i) None of the funds or other assets of Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (ii) no Embargoed Person has any interest of any nature whatsoever in Guarantor (whether directly or indirectly) and (iii) none of the funds of Guarantor have been derived from any unlawful activity. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this subsection shall survive in perpetuity. The representations contained in this Section 3.1(o) shall not be deemed to apply to owners of shares of common stock in any indirect owner of Guarantor whose shares are listed on a publicly traded exchange and whose owner acquired such shares through such exchange.
(p)    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Guarantor, and to the best of Guarantor’s knowledge, each Person owning an interest in Guarantor: (a) is not currently identified on the OFAC List and (b) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement. Guarantor has implemented procedures, and will consistently apply such procedures throughout the term of the Loan and the existence of this Guaranty, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan and the existence of this Guaranty. The representations contained in this Section 3.1(p) shall not be deemed to apply to owners of shares of common stock in any indirect owner of Guarantor whose shares are listed on a publicly traded exchange and whose owner acquired such shares through such exchange.

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(q)    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof until repayment and satisfaction of the Indebtedness.
3.2    Covenants. Guarantor covenants and agrees with Lender that, until payment in full of all Guaranteed Obligations:
(a)    As soon as available, and in any event within 120 days after the close of each Fiscal Year, Guarantor shall furnish to Lender, in substantially the form and substance provided in connection with the Loan closing or another form reasonably acceptable to Lender, annual financial statements of Guarantor, and shall include a balance sheet and operating statement of Guarantor as of the end of such year, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, audited by a “Big Four” accounting firm or other independent public accounting firm reasonably acceptable to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with an Acceptable Accounting Method applied on a consistent basis.
(b)    As soon as available, and in any event within 60 days after the end of each Fiscal Quarter (including year-end), Guarantor shall furnish to Lender, in substantially the form and substance provided in connection with the Loan closing or another form reasonably acceptable to Lender, quarterly and year-to-date unaudited financial statements, prepared for such fiscal quarter with respect to Guarantor, and shall include a balance sheet and operating statement of Guarantor as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the corresponding figures for the same period for the preceding fiscal year, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with an Acceptable Accounting Method applied on a consistent basis.
(c)    Guarantor shall deliver to Lender such other information as Lender may reasonably request from time to time.
(d)     Guarantor will preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises. Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.
(e)    Guarantor shall not Transfer any direct or indirect equity interests in Borrower except in accordance with Section 2.2 of the Loan Agreement.
(f)    Guarantor shall not voluntarily file a case, or join or collude with any Person in the filing of an involuntary case, in respect of Borrower under the Bankruptcy Code or similar insolvency law. Guarantor shall not seek the dissolution, liquidation or winding up, in whole or in part, of Borrower.

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(g)    As of the last day of each Fiscal Quarter, Guarantor shall have a Net Worth of not less than $270,000,000.00 determined on a consolidated basis (excluding Guarantor’s direct and/or indirect interest in the Property) in accordance with an Acceptable Accounting Method. For purposes of this clause (g): (w) “Net Worth” shall mean, as of a given date, (i) Guarantor’s total assets as of such date (exclusive of any interest in the Property or in any other asset that is part of the collateral for the Loan) less (ii) Guarantor’s total liabilities (taking into consideration contingent liabilities but exclusive of any liability under the Loan Documents) as of such date, determined in accordance with an Acceptable Accounting Method.
ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1        Subordination of Guarantor’s Conditional Rights. As used herein, the term “Guarantor’s Conditional Rights” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor.
4.2        Liens Subordinate; Standstill. Notwithstanding any other provision of this Guaranty to the contrary, until the payment and performance in full of the Indebtedness, Guarantor hereby agrees that (i) all Guarantor’s Conditional Rights and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor’s Conditional Rights shall be and remain, at all times, inferior and subordinate in all respects to the payment and performance in full of the Indebtedness and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Indebtedness, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach, (ii) Guarantor shall not be entitled to, and shall not, receive or collect, directly or indirectly, from Borrower or any other Person any amount pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights and (iii) Guarantor shall not, without the prior written consent of Lender, (x) exercise or enforce any creditor’s right it may have against Borrower in respect of any of the Guarantor’s Conditional Rights or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor. The foregoing shall in no way limit the waiver of subrogation rights contained in Section 1.10.
4.3        Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right and authority, either in its own name or as an attorney-in-fact for Guarantor, to prove its claim in any such proceeding and to take such other steps as may

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be necessary so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments that would otherwise be payable pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights. Guarantor hereby assigns any and all such dividends and payments to Lender.
4.4        Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution that is prohibited by this Guaranty on account of any of the Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when any part of the Indebtedness or the Guaranteed Obligations shall not have been paid or performed in full or, (ii) regardless of when such amount is paid to Guarantor, any payment made by, or on behalf of, Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Indebtedness or the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Article 4 shall not be enforceable, Guarantor agrees that until such time as the Indebtedness and the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment, all of the Guarantor’s Conditional Rights, to the extent not validly waived, shall be subordinate to Lender’s right to full payment and performance of the Indebtedness and the Guaranteed Obligations and Guarantor shall not enforce any of the Guarantor’s Conditional Rights during such period.
ARTICLE V
MISCELLANEOUS
5.1    Lender’s Benefit; No Impairment of Loan Documents. This Guaranty is for the benefit of Lender and its successors and assigns and nothing contained herein shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. Lender and its successors and assigns shall have the right to assign, in whole or in part, this Guaranty and the other Loan Documents to any Person and to participate all or any portion of the Loan in accordance with Article IX of the Loan Agreement.
5.2    Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and its heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of the Loan Agreement and this Guaranty.
5.3    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of or by Borrower or any interest in Borrower.

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5.4    Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, within five (5) Business Days after written demand by Lender, pay to Lender any and all reasonable out-of-pocket costs and expenses (including court costs and actual attorneys’ fees and expenses) actually incurred by Lender in connection with the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
5.5    Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Indebtedness or the Guaranteed Obligations. No set‑off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense of any kind or nature that Guarantor has or may hereafter have against Borrower or Lender shall be available hereunder to Guarantor.
5.6    PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.
5.7    No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
5.8    Separate Remedies. Each and all of Lender’s rights and remedies under this Guaranty and each of the other Loan Documents are intended to be distinct, separate and cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Lender.
5.9    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be

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ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
5.10    Rules of Construction. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Guaranty shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.
5.11    Headings. The Section headings in this Guaranty are included in this Guaranty for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.
5.12    Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.
5.13    Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.
5.14    Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Guaranty, as the case may be, in a written notice to the other parties to this Guaranty in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:	c/o H/2 Capital Partners
680 Washington Boulevard
Seventh Floor
Stamford, Connecticut 06901
Attention: Daniel Ottensoser

and:	c/o H/2 Capital Partners
680 Washington Boulevard
Seventh Floor
Stamford, Connecticut 06901
Attention: William Stefko

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with a copy to:	Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Victoria Shusterman, Esq.

If to Guarantor:	Brookfield DTLA Holdings LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel

and:	Brookfield DTLA Holdings LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David L. Nagler, Esq.

5.15    GOVERNING LAW. (A)     THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY GUARANTOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR LENDER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  GUARANTOR AND LENDER HEREBY EACH (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 5.14 HEREOF (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
5.16    TRIAL BY JURY.
(a)    GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER, BY ITS ACCEPTANCE HEREOF, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.
(b)    SOLELY TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION FINDS THAT, DESPITE THE EXPRESS INTENT OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS GUARANTY, THE LAWS OF THE STATE OF CALIFORNIA APPLY TO THIS GUARANTY, GUARANTOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY ACTION TO RESOLVE A DISPUTE RELATING TO OR ARISING OUT OF THIS GUARANTY SHALL BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO SECTION 638, ET SEQ., OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND GUARANTOR AND LENDER SHALL ATTEMPT TO

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SELECT AND PROPOSE JOINTLY TO THE COURT A MUTUALLY AGREEABLE RETIRED JUDGE AS A REFEREE AND, FAILING THAT, EACH OF GUARANTOR AND LENDER SHALL RECOMMEND TO THE COURT A LIST OF RETIRED JUDGES WHO MAY SERVE AS THE REFEREE. GUARANTOR AND LENDER KNOWINGLY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION TO RESOLVE ANY DISPUTE RELATING TO OR ARISING OUT OF THIS GUARANTY OR ANY PART THEREOF; AND IN CONNECTION WITH THIS GUARANTY, EACH OF GUARANTOR AND LENDER REPRESENTS THAT IT HAS DISCUSSED SUCH WAIVER WITH ITS OWN INDEPENDENT COUNSEL AND HAS RELIED ON ADVICE OF ITS COUNSEL AND MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY.
5.17    Instrument of Payment of Money Only. Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in Section 3213 of the Civil Practice Law and Rules of the State of New York, that Guarantor has been fully advised by its counsel of Lender’s rights and remedies pursuant to such Section 3213 and that Guarantor expressly waives any right, and hereby agrees not, to assert that this Guaranty is not such an instrument.
5.18    Brokers and Financial Advisors. Guarantor hereby represents that, except for Eastdil Secured LLC, none of Borrower, Guarantor or any of their respective affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents. Guarantor agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Guarantor or any of their respective affiliates in connection with the transactions contemplated in this Guaranty and/or the other Loan Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty and the repayment of the Indebtedness.
[No Further Text on this Page; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.

GUARANTOR:
BROOKFIELD DTLA HOLDINGS LLC,
a Delaware limited liability company

By:	BROOKFIELD DTLA GP LLC,
its managing member,

By:	BOP US SUBSIDIARY LLC,
its managing member,

By:    /s/ G. MARK BROWN
Name: G. Mark Brown
Title: Global Chief Investment
Officer

[Signature Page to Non-Recourse Carveout Guaranty]